Exhibit 10.6

AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 30, 2004 among Amsdell Partners, Inc., an Ohio corporation (“Amsdell”), and U-Store-It Trust, a Maryland real estate investment trust (“USI”).

RECITALS

          WHEREAS, High Tide LLC, an Ohio limited liability company (“High Tide”) that is currently the owner of all of the outstanding common shares of USI and also the owner of substantially all of the limited partner interests in Acquiport/Amsdell I Limited Partnership (the “Operating Partnership”), has determined that it is in the best interests of High Tide to pursue an initial public offering transaction in which High Tide would sell equity to the public and raise significant additional capital (the “IPO”);

          WHEREAS, High Tide has been advised that the IPO would more likely be successful if High Tide were to be reorganized from its current structure as an Ohio limited liability company to a Maryland real estate investment trust (a “Maryland REIT”), with its organizational documents amended to include, among other things, certain restrictions on the ownership of its equity (the “Reorganization”);

          WHEREAS, High Tide, in order to facilitate the Reorganization, has formed USI as a wholly owned subsidiary of High Tide, with the intent that High Tide would merge with and into USI, with USI surviving, for the purposes of consummating the reorganization of High Tide as a Maryland REIT;

          WHEREAS, at the time the transactions contemplated by this Agreement occur, the Reorganization will have been consummated, with High Tide having merged into USI with USI surviving, the existing shares of USI owned by High Tide having been cancelled and the existing membership interests in High Tide having been converted into USI Common Shares (as defined below) such that (i) the members of High Tide will have become the owners of all of the then outstanding USI Common Shares, and (ii) USI will own substantially all of the limited partner interests in the Operating Partnership;

          WHEREAS, the sole asset of Amsdell consists of the general partner interest in the Operating Partnership;

          WHEREAS, High Tide and USI have determined that, in connection with the proposed IPO, it would be in the best interest of USI to acquire the general partner interest in the Operating Partnership currently held by Amsdell through a merger of Amsdell with and into USI, and thus the Board of Trustees of USI determined that the proposed merger transaction was advisable and directed that such proposed merger transaction be submitted for consideration by High Tide, the sole shareholder of USI pursuant to a unanimous written consent of the Board of Trustees, dated as of July 30, 2004;

          WHEREAS, the Board of Directors of Amsdell determined this agreement and plan of merger to be advisable for Amsdell and its shareholders, approved the agreement and plan of merger and directed that the agreement and plan of merger be submitted for consideration by the shareholders of Amsdell pursuant to a unanimous written consent of the Board of Directors, dated as of July 30, 2004;

          WHEREAS, High Tide, the sole shareholder of USI, adopted a resolution approving the proposed merger transaction pursuant to a written consent of the sole shareholder, dated as of July 30, 2004;

          WHEREAS, the shareholders of Amsdell adopted a resolution approving this agreement and plan of merger by unanimous written consent of the shareholders, dated as of July 30, 2004; and

          WHEREAS, the parties herein intend that the Merger qualify as a reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1

THE MERGER; CLOSING; EFFECTIVE TIME

          1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Amsdell shall be merged with and into USI in accordance with this Agreement and the separate corporate existence of Amsdell shall thereupon cease (the “Merger”). USI shall be the surviving entity in the Merger (sometimes hereinafter referred to as the “Surviving Company”) and shall continue to be governed by the laws of the State of Maryland, and the separate existence of USI as a Maryland real estate investment trust, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the Ohio General Corporation Law (“OGCL”) and the Maryland REIT Law (the “MRL”).

          1.2. THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place (a) at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C., 20004, on the day upon which all of the conditions to the Merger shall have been satisfied or waived in writing, or (b) at such other time, date or place as Amsdell and USI may agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

          1.3. EFFECTIVE TIME. If all the conditions to the Merger set forth in Article 5 shall have been satisfied or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 6, upon the Closing, the parties hereto shall cause (i) a Certificate of Merger substantially in the form attached hereto as Exhibit A (the “Certificate of Merger”) to be executed and filed with the Secretary of State of Ohio, as provided in Section 1701.81 of the OGCL and (ii) Articles of Merger substantially in the form attached hereto as Exhibit B (the “Articles of Merger”) to be executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), as provided in Section 8-501.1(h) of the MRL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of Ohio and the Articles of Merger with the SDAT, or such other time as specified in the Articles of Merger and the Certificate of Merger (the “Effective Time”).

          1.4 FEDERAL INCOME TAX TREATMENT OF MERGER. The parties hereto intend that the Merger shall be treated for federal income tax purposes as reorganization under Section 368(a)(1)(A) of the Code.

ARTICLE 2

NAME, ARTICLES OF INCORPORATION
AND BYLAWS
OF THE SURVIVING COMPANY

          2.1. NAME AND LOCATION OF SURVIVING COMPANY. The name of the Surviving Company, “U-Store-It Trust,” shall continue unchanged at the Effective Time. USI’s principal office in Maryland shall be located in Baltimore City.

          2.2. DECLARATION OF TRUST. The Declaration of Trust of USI in effect immediately prior to the Effective Time shall be the Declaration of Trust of the Surviving Company until duly amended in accordance with the terms thereof and the MRL.

          2.3. BYLAWS. The Bylaws of USI in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company until duly amended in accordance with the terms thereof and the MRL.

ARTICLE 3

TRUSTEES AND OFFICERS OF THE SURVIVING COMPANY

          3.1. TRUSTEES. The trustees of USI immediately prior to the Effective Time shall be the trustees of the Surviving Company as of and following the Effective Time until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Declaration of Trust and Bylaws of the Surviving Company.

          3.2. OFFICERS. The officers of USI immediately prior to the Effective Time shall be the officers of the Surviving Company as of and following the Effective Time until their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Declaration of Trust and Bylaws of the Surviving Company.

ARTICLE 4

EFFECT ON CAPITAL STOCK;
EXCHANGE OF CERTIFICATES

          4.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any further action on the part of any holder of any capital stock of Amsdell:

          (a) Each common share, no par value per share, of Amsdell (the “Amsdell Common Shares”) issued and outstanding immediately prior to the Effective Time, shall be converted into a number of validly issued, fully paid and nonassessable common shares, par value $0.01 per share, of USI (the “USI Common Shares”) equal to the Share Conversion Amount (as defined on Exhibit C).

          (b) Each Amsdell Common Share shall no longer be outstanding and shall be canceled and retired and shall cease to exist. At the Effective Time, each certificate representing Amsdell Common Shares will be deemed for all purposes to evidence the applicable number of USI Common Shares until such certificate is exchanged for a certificate representing USI Common Shares.

          (c) Each Amsdell Common Share held in Amsdell’s treasury at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (d) Each USI Common Share issued and outstanding immediately prior to the Effective Time shall remain outstanding after the Merger.

          4.2 RIGHTS UPON EXCHANGE.

          (a) All USI Common Shares issued upon the surrender for exchange of Amsdell Common Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Amsdell Common Shares.

          (b) At and after the Effective Time, there shall be no transfers on the stock transfer books of Amsdell of Amsdell Common Shares which were outstanding immediately prior to the Effective Time.

          (c) No fractional USI Common Shares shall be issued pursuant hereto. The number of USI Common Shares issued to any holder of Amsdell Common Shares immediately prior to the Effective Time shall be rounded down to the nearest whole share.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

          5.1 REPRESENTATIONS AND WARRANTIES OF AMSDELL. As a material inducement to USI to enter into this Agreement and to consummate the transactions contemplated hereby, Amsdell hereby makes to USI each of the representations and warranties set forth in this Article 5.1, which representations and warranties are true and correct as of the date hereof.

          (a) Organization and Standing. Amsdell is a corporation duly organized, validly existing and in good standing under Ohio law, and has the full and unrestricted corporate power and authority to own, operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. Amsdell is duly qualified to conduct business as a foreign corporation where necessary and is in good standing in the states in which it is so qualified.

          (b) Authority. Amsdell has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by Amsdell of this Agreement and the consummation by Amsdell of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Amsdell. Amsdell has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (c) Capital Structure. The authorized capital stock of Amsdell is as set forth in the Articles of Merger. All outstanding Amsdell Common Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under Amsdell’s articles of incorporation or bylaws or any contract to which Amsdell is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of Amsdell having the right to vote on any matters on which holders of Amsdell Common Shares may vote. There are not any options, warrants, rights, contracts, arrangements or undertakings of any kind to which Amsdell is a party or by which it is bound obligating Amsdell to issue, grant, sell or cause to be issued, granted or sold, additional Amsdell Common Shares or other equity interests in, or any security convertible or exercisable for or exchangeable into Amsdell Common Shares or other equity interest in, Amsdell.

          (d) Litigation. There is no litigation or proceeding, either judicial or administrative, pending or, to Amsdell’s knowledge, threatened, affecting its ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting Amsdell, which in any such case would impair Amsdell’s ability to enter into and perform all of its obligations under this Agreement.

          (e) No Insolvency Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Amsdell’s knowledge, threatened against Amsdell, nor are any such proceedings contemplated by Amsdell.

          (f) No Brokers. Amsdell has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Amsdell to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          (g) Securities Laws Matters; Restriction on Transfer.

               (i) Amsdell acknowledges that USI intends the offer and issuance of the USI Common Shares to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws by virtue of (A) the status of each of the shareholders of Amsdell (the “Shareholders”) as “accredited investors” within the meaning of the federal securities laws, and (B) Section 4(2) of the Securities Act, and that USI will rely in part upon the representations and warranties made by Amsdell in this Agreement in making the determination that the offer and issuance of the USI Common Shares qualify for exemption under Section 4(2) of the Securities Act.

               (ii) Each Shareholder is an “accredited investor” within the meaning of the federal securities laws.

               (iii) Each Shareholder will acquire the USI Common Shares for his own account and not with a view to, or for sale in connection with, any “distribution” thereof within the meaning of the Securities Act. Each Shareholder does not intend or anticipate that the Shareholder will rely on its investment in the USI Common Shares as a principal source of income.

               (iv) Amsdell and the Shareholders have been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the USI Common Shares and any other information Amsdell or the Shareholders have requested. Amsdell and the Shareholders have had an opportunity to ask questions of, and receive information and answers from, USI concerning USI and the USI Common Shares, and to assess and evaluate any information supplied to them by USI, and all such questions have been answered, and all such information has been provided to their respective full satisfaction.

               (v) Amsdell and the Shareholders acknowledge that they are aware that there are substantial restrictions on the transferability of the USI Common Shares and that the USI Common Shares will not be registered under the Securities Act or any state securities laws. Each Shareholder agrees that any USI Common Shares the Shareholder acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws. Each Shareholder acknowledges that the Shareholder shall be responsible for compliance with all conditions on transfer imposed by any securities authority and for any expenses incurred by USI for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith.

               (vi) Amsdell and the Shareholders understand that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the USI Common Shares (including as to the merger consideration).

               (vii) All certificates representing USI Common Shares shall bear a restrictive legend in substantially the form set forth below (or a legend of like effect) in conspicuous type (together with any other legends required by law or otherwise placed on such certificates):

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY UPON REGISTRATION UNDER THE SECURITIES ACT AND THE STATE ACTS OR PURSUANT TO AN EXEMPTION THEREFROM.

In addition, all such certificates shall bear an appropriate restrictive legend specifying that the USI Common Shares represented by such certificate are held by an affiliate of USI (or, in the absence of such a legend, an appropriate notation shall be made in the records of USI and/or appropriate stop-transfer instructions shall be issued to the transfer agent).

          5.2 REPRESENTATIONS AND WARRANTIES OF USI. As a material inducement to Amsdell to enter into this Agreement and to consummate the transactions contemplated hereby, USI hereby makes to Amsdell each of the representations and warranties set forth in this Article 5.2, which representations and warranties are true and correct as of the date hereof.

          (a) Organization and Standing. USI is a real estate investment trust (“REIT”) duly organized, validly existing and in good standing under Maryland law, and has the full and unrestricted power and authority to own, operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. USI is duly qualified to conduct business as a foreign REIT where necessary and is in good standing in the states in which it is so qualified.

          (b) Authority. USI has all requisite power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery by USI of this Agreement and the consummation by USI of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary action on the part of USI. USI has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (c) Capital Structure. The authorized capital stock of USI is as set forth in the Articles of Merger. All outstanding USI Common Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under USI’s declaration of trust or bylaws or any contract to which the USI is a party or otherwise bound. There are no bonds, debentures, notes or other indebtedness of USI having the right to vote on any matters on which holders of USI Common Shares may vote. There are not any options, warrants, rights, contracts, arrangements or undertakings of any kind to which USI is a party or by which it is bound obligating USI to issue, grant, sell or cause to be issued, granted or sold, additional USI Common Shares or other equity interests in, or any security convertible or exercisable for or exchangeable into USI Common Shares or other equity interest in, USI. The USI Common Shares issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

          (d) Litigation. There is no litigation or proceeding, either judicial or administrative, pending or, to the USI’s knowledge, threatened, affecting its ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting USI, which in any such case would impair USI’s ability to enter into and perform all of its obligations under this Agreement.

          (e) No Insolvency Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to USI’s knowledge, threatened against USI, nor are any such proceedings contemplated by USI.

          (f) No Brokers. USI has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of USI to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

ARTICLE 6

COVENANTS

          6.1 Carrying On in the Ordinary Course of Business. From the date hereof to the Closing Date, each of the parties hereto shall conduct its business in the ordinary course in all material respects, except that each party may (a) take such actions and execute such documents as may be required to effectuate the IPO Transactions, and (b) effect distributions of cash to its equity holders.

ARTICLE 7

CONDITIONS

          7.1 Conditions to USI’s Obligations to Effect the Merger. The obligations of USI to effect the Merger and the other transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by USI):

          (a) Reorganization. The Reorganization shall have been consummated not less than one business day prior to the Merger.

          (b) IPO. The other transactions that USI determines to be necessary or appropriate in connection with the IPO, in such form(s) as USI, in its sole and absolute discretion, shall have determined to be acceptable, shall have occurred (or are occurring simultaneously with the Closing).

          (c) Representations and Warranties. The representations and warranties made by Amsdell pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

          (d) Performance. Amsdell shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

          (e) Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, including the Merger, other than an action or proceeding instituted by Amsdell.

          (f) Consents and Approvals. All necessary consents of governmental and private parties to effect the Merger and the other transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained.

          (g) Reliance of Regulation D. USI shall, based on advice of its counsel, be reasonably satisfied that there shall not be more that 35 “purchasers of securities” (as calculated pursuant to Rule 501 of Regulation D) at the Closing and that such issuance and the contemplated distribution of USI Common Shares to such purchasers may be made without registration under the Securities Act in reliance on Regulation D.

          7.2 Conditions to Amsdell’s Obligation to Effect the Merger. The obligation of the Amsdell to effect the Merger and the other transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by Amsdell):

          (a) Representations and Warranties. The representations and warranties made by USI pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

          (b) Performance. USI shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

          (c) Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, including the Merger, other than an action or proceeding instituted by USI; provided, that the foregoing condition shall be deemed to have been satisfied if USI shall have agreed to fully indemnify the Shareholders from any loss, liability, claim, damage or expense arising out of Amsdell’s proceeding to effect the Merger in the face of any such action or proceeding.

          (d) Consents and Approvals. All other necessary consents of governmental and private parties to effect the Merger and other transactions contemplated by this Agreement, including, without limitation, consents of any lenders, shall have been obtained; provided, that the foregoing condition shall be deemed to have been satisfied if USI shall have agreed to fully indemnify the Shareholders from any loss, liability, claim, damage or expense arising out of Amsdell proceeding to effect the Merger without having obtained a necessary consent.

          (e) Registration Rights Agreement. USI shall have entered into a registration rights agreement with the Shareholders providing the Shareholders with registration rights that register the resale of USI Common Shares issued pursuant to this Agreement, such registration rights agreement to contain such other terms and conditions customary for a transaction of this type.

          (f) Reorganization. The Reorganization shall have been consummated not less than one business day prior to the Merger.

ARTICLE 8

TERMINATION

          8.1 TERMINATION AND ABANDONMENT BY USI. USI shall have the right to terminate this Agreement and abandon the Merger at any time prior to the filing of the Articles of Merger and the Certificate of Merger, before or after approval by the Shareholders, following the occurrence of any of the following events:

               (i) the determination by USI, in its sole and absolute discretion, not to proceed with the Merger on the terms outlined herein; or

               (ii) at any time on or after February 15, 2005 for any reason.

          8.2 TERMINATION AND ABANDONMENT BY AMSDELL. Amsdell shall have the right to terminate this Agreement and abandon the Merger at any time and for any reason on or after February 15, 2005 but prior to the filing of the Articles of Merger and the Certificate of Merger, whether or not such termination occurs before or after approval by the Shareholders or USI.

          8.3 EFFECT OF TERMINATION AND ABANDONMENT. Upon the termination of this Agreement and abandonment of the Merger pursuant to Section 8.1 or 8.2 hereof, this Agreement shall become void and have no effect, and no party shall have any liability to the other in connection with the transactions contemplated hereby, including the Merger, or as a result of the termination of this

Agreement; provided, that the foregoing shall not relieve a party of any liability as a result of a breach of any of the terms of this Agreement.

ARTICLE 9

GENERAL PROVISIONS

          9.1 ENTIRE AGREEMENT. This Agreement, the Exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

          9.2 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (except that the laws of the State of Ohio shall govern to the extent applicable).

          9.4 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

          9.5 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          9.6 INCORPORATION. All Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          9.7 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          9.8 WAIVER OF CONDITIONS. The conditions to each of the

parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

          9.9 NO THIRD-PARTY BENEFICIARIES. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          9.10 CONSENT OF SURVIVING COMPANY. The Surviving Company hereby consents to be sued and served with process in the state of Ohio and irrevocably appoints the Secretary of State of the state of Ohio as its agent to accept service of process in any proceeding in the state of Ohio to enforce against USI any obligation of Amsdell or any rights of a dissenting shareholder of Amsdell.

          9.11 SURVIVING COMPANY’S TRANSACTION OF BUSINESS IN OHIO. The Surviving Company desires to transact business in the state of Ohio, and has filed a report with the Office of the Ohio Secretary of State to that effect. The Surviving Company hereby appoints the Corporation Trust Incorporated as its statutory agent for service of process, demand or notice.

          IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

ATTEST:		U-Store-It Trust

By:	/s/ Patricia A. Rocewicky	By:	/s/ Steven G. Osgood	(SEAL)

	Name: Patricia A. Rocewicky		Name: Steven G. Osgood
	Title: Secretary		Title: President

ATTEST:		Amsdell Partners, Inc.

By:	/s/ Todd C. Amsdell	By:	/s/ Robert J. Amsdell	(SEAL)

	Name: Todd C. Amsdell		Name: Robert J. Amsdell
	Title: Secretary		Title: President

Each of the undersigned Shareholders hereby confirms the representations, warranties and agreements set forth in Section 5.1(g) above.

/s/ Robert J. Amsdell

Robert J. Amsdell

/s/ Barry L. Amsdell

Barry L. Amsdell

Corrected and Restated Exhibit C

SHARE CONVERSION AMOUNT

     The “Share Conversion Amount” for each common share of Amsdell Partners, Inc. shall be equal to: 0.02817 x Aggregate Equity Exchange Units / 100

Where:

Aggregate Equity Exchange Units	=	(EV – (PPOI + TC + AC)) / PPS
EV	=	Enterprise Value
PPOI	=	Pre-Public Offering Indebtedness
TC	=	Transaction Costs
AC	=	Acquisition Costs
PPS	=	USI IPO Price Per Share

Definitions (to the extent not defined in the Agreement):

“Enterprise Value” means the sum, as of the Closing Date, of (a) Gross Equity Value and (b) the amount of all Indebtedness of USI, the Operating Partnership, their subsidiaries and any affiliates holding direct or indirect interests in any of the properties or assets to be owned by USI, the Operating Partnership or any such subsidiary (to the extent such Indebtedness of such affiliate related to such properties or assets), upon the consummation of the IPO and the transactions related to the IPO (collectively with the IPO, the “IPO Transactions”), after application of the proceeds of the IPO Transactions (including, without limitation, the Operating Partnership’s pro rata share of consolidated and unconsolidated joint venture Indebtedness, if any). For purposes of this definition, “Gross Equity Value” shall mean the gross equity value of USI and the Operating Partnership, without duplication, upon the consummation of the IPO Transactions, as determined by USI as of the Closing Date in consultation with its underwriters.

“Indebtedness” means, as to any person, any indebtedness, whether or not contingent, secured, senior, mezzanine or subordinated, (i) in respect of borrowed money (including, without limitation, permanent indebtedness, construction indebtedness, bridge financing, secured debt, mortgage debt, lines of credit and indebtedness secured by pledges of equity interests), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing capital lease obligations. “Indebtedness” shall not include any indebtedness of USI, the Operating Partnership or any of their subsidiaries owed to each other.

“Pre-Public Offering Indebtedness” means the sum of (a) the amount of all Indebtedness of USI, the Operating Partnership, their subsidiaries and any affiliates holding direct or indirect interests in any of the properties or assets to be owned by USI, the Operating Partnership or any such subsidiary (to the extent such Indebtedness of such affiliate related to such properties or assets), determined as of immediately prior to the consummation of the IPO Transactions (including, without limitation, the Operating Partnership’s pro rata share of consolidated and unconsolidated joint venture Indebtedness, if any), and (b) all accrued or accumulated interest, prepayment penalties, financing fees, exit fees, and other amounts, costs or expenses payable on account of the repayment, assumption or refinancing of any such Indebtedness in connection with the IPO Transactions. “Pre-Public Offering Indebtedness” shall be calculated without duplication of amounts, including, without limitation, amounts included in Acquisition Costs or Transaction Costs.

“Acquisition Costs” means the sum of (a) the aggregate equity value of the OP units to be issued in connection with the contribution of the Lantana, FL, Lakewood, OH and Vero Beach, FL properties to the Operating Partnership by Robert J. Amsdell, Trustee, Amsdell and Amsdell and Amsdell Holdings I, Inc., respectively, such equity value determined by multiplying the number of such OP units by the IPO Price Per Share, (b) the cash purchase price for the capital stock of U-Store-It Mini Warehouse Co., and (c) the aggregate acquisition costs for all new properties (and entities) acquired by USI, the Operating Partnership or any of their subsidiaries in connection with the consummation of the IPO Transactions, including the purchase price thereof and the amount of any assumed Indebtedness in connection therewith (or, in the case of an acquisition of an entity, the Indebtedness of such entity). “Acquisition Costs” shall be calculated without duplication of amounts, including, without limitation, amounts included in Transaction Costs or Pre-Public Offering Indebtedness.

“Transaction Costs” means the (a) outstanding third party payables of USI, the Operating Partnership, or their subsidiaries in connection with the IPO Transactions, and (b) third party fees and expenses incurred by USI, the Operating Partnership or their subsidiaries in connection with the IPO Transactions, including, without limitation, underwriting discounts, fees and commissions (other than underwriting discounts, fees and commissions relating to any over-allotment option of the underwriters) and other fees and costs payable to the underwriters, legal, accounting or other professional fees, the costs of any road show, printing expenses and filing and qualification fees, and (c) third party fees, transfer taxes, costs and reserves associated with all third party Indebtedness obtained by USI, the Operating Partnership or their subsidiaries in connection with the IPO Transactions, and (d) the amount of working capital reserves established by USI and the Operating Partnership upon the consummation of the IPO Transactions. “Transaction Costs” shall be calculated without duplication of amounts, including, without limitation, amounts included in Pre-Public Offering Indebtedness and Acquisition Costs.

“IPO Price Per Share” means the issuance price per share of the common shares of USI at the IPO.

* * * * *

CORRECTION AND RESTATEMENT OF EXHIBIT C

This Exhibit C is hereby restated to correct an error that was contained in the original Exhibit C that was attached to the Agreement at the time of execution on July 30, 2004, and the parties hereby agree to substitute this Exhibit C for such original Exhibit C.

     IN WITNESS WHEREOF, the parties have executed this Correction and Restatement of Exhibit C and caused the same to be duly delivered on their behalf as of October 6, 2004.

ATTEST:		U-Store-It Trust

By:	/s/ Patricia A. Rocewicky	By:	/s/ Steven G. Osgood	(SEAL)

	Name: Patricia A. Rocewicky		Name: Steven G. Osgood
	Title: Secretary		Title: President

ATTEST:		Amsdell Partners, Inc.

By:	/s/ Todd C. Amsdell	By:	/s/ Robert J. Amsdell	(SEAL)

	Name: Todd C. Amsdell		Name: Robert J. Amsdell
	Title: Secretary		Title: President